Exhibit 23

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the registration statements of Four Oaks Fincorp, Inc. on Form S-4 (File No. 333-148944), Form S-8 (File Nos. 333-30677 and 333-69792) and Form S-3 (File No. 333-33527) of our
reports dated March 12, 2008, with respect to the consolidated financial statements of Four Oaks Fincorp, Inc. and the effectiveness of internal control over financial reporting, which reports appear in Four Oaks Fincorp, Inc.'s 2007 Annual Report on Form 10-K.


/s/ Dixon Hughes PLLC

Raleigh, North Carolina